UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2013

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900 Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

(214) 871-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective May 2, 2013, Red Mountain Resources, Inc. (the “Company”) entered into an Amendment and Waiver (the “Amendment”) among Cross Border Resources, Inc. (“Cross Border”), Black Rock Capital, Inc. (“Black Rock”) and RMR Operating, LLC (“RMR Operating,” together with the Company, Cross Border and Black Rock, the “Borrowers”) and Independent Bank (the “Lender”). Pursuant to the Amendment, the Borrowers and Lender amended that certain Senior First Lien Secured Credit Agreement, dated February 5, 2013, among the Borrowers and the Lender (the “Credit Agreement”) to waive any default, event of default or right to exercise any remedy as a result of the failure by the Borrowers to be in compliance with the financial covenants and trade payable covenant in the Credit Agreement. In addition, the Amendment amended the Credit Agreement to, among other things, provide that the financial covenants in the Credit Agreement become effective starting May 31, 2013.

Item 3.02    Unregistered Sales of Equity Securities.

On May 3, 2013, the Company closed a private placement for 3,529,412 shares of common stock, par value $0.00001 per share (“Common Stock”), at a purchase price of $0.85 per share, raising gross proceeds of $3.0 million, pursuant to subscription agreements with certain of the initial investors in the Company.

On May 3, 2013, the Company issued 250,000 shares of Common Stock to a broker as compensation for broker services provided in connection with a private placement of the Company’s common stock in February 2013.

On May 3, 2013, the Company issued an aggregate of 259,961 shares of Common Stock to certain consultants as compensation for consulting services provided to the Company.

On April 26, 2013, the Company entered into stock purchase and sale agreements with a limited number of Cross Border stockholders pursuant to which the Company acquired an aggregate of 287,653 shares of common stock of Cross Border in exchange for the issuance of an aggregate of 575,306 shares of Common Stock. The Company now owns approximately 83% of the outstanding shares of common stock of Cross Border.

The offers and sales of Common Stock described above were (i) made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder and (ii) conducted without general solicitation or general advertising. Each purchaser represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and each purchaser represented that the Common Stock acquired by such purchaser was acquired for its own account and was not intended to be sold or disposed of in violation of securities laws. The Common Stock certificates will also contain appropriate restricted stock legends.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company has approved the forms of stock option award agreements to initially be used by the Company in connection with awards under the Red Mountain Resources, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”). The following descriptions of the forms of stock option award agreements are qualified in their entirety by the full text of each such document, which are filed as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Incentive Stock Option Award Agreements

The Board approved a form of Incentive Stock Option Agreement for employees, which provides for the grant of options (the “Incentive Options”) to purchase shares of Common Stock. The number of shares of Common Stock that may be purchased upon exercise of each Incentive Option, price per share and vesting schedule will be set forth in an award letter that will accompany each grant. The number of shares and price per share may be adjusted by the committee administering the 2012 Plan (the “Committee”), in its sole discretion upon certain changes in the Company’s capitalization, as set forth in the 2012 Plan. Vested Incentive Options may be exercised at any time during a ten-year period (or a five-year period, in the case of a 10% stockholder of the Company) beginning on the date of grant. All Incentive Options will vest upon a change in control (as defined in the 2012 Plan) of the Company. If an Incentive Option holder ceases to be employed by the Company or any of its subsidiaries, such holder’s unexpired, unvested Incentive Options will terminate and such holder’s vested Incentive Options will remain exercisable until the first of the following to occur: (i) 5 p.m. on the date the Incentive Option period terminates, (ii) 5 p.m. on the date which is twelve months following such holder’s termination of service due to death or total and permanent disability, (iii) immediately upon such holder’s termination of service by the Company for Cause (as defined in the Incentive Stock Option Agreement), (iv) 5 p.m. on the date which is three months following the date of such holder’s termination of service for any other reason, and (v) 5 p.m. on the date the Company causes any portion of the Incentive Options to be forfeited. If an Incentive Option holder ceases to be employed by the Company or any of its subsidiaries by reason of death, any unvested Incentive Options shall accelerate and become exercisable.

Nonqualified Stock Option Award Agreements

The Board approved a form of Nonqualified Stock Option Agreement for employees, contractors and outside directors which provides for the grant of options (the “Nonqualified Options”) to purchase shares of Common Stock. The number of shares of Common Stock that may be purchased upon exercise of each Nonqualified Option, price per share and vesting schedule will be set forth in an award letter that will accompany each grant. The number of shares and price per share may be adjusted by the Committee, in its sole discretion, upon certain changes in the Company’s capitalization, as set forth in the 2012 Plan. Vested Nonqualified Options may be exercised at any time during a ten-year period beginning on the date of grant. All Nonqualified Options will vest upon a change in control (as defined in the 2012 Plan) of the Company. If a Nonqualified Option holder ceases to be employed by the Company or any of its subsidiaries, such holder’s unexpired, unvested Nonqualified Options will terminate and such holder’s vested Nonqualified Options will remain exercisable until the first of the following to occur: (i) 5 p.m. on the date the Nonqualified Option period terminates, (ii) 5 p.m. on the date which is twelve months following such holder’s termination of service due to death or total and permanent disability, (iii) immediately upon such holder’s termination of service by the Company for Cause (as defined in the Nonqualified Stock Option Agreement), (iv) 5 p.m. on the date which is three months following the date of such holder’s termination of service for any other reason, and (v) 5 p.m. on the date the Company causes any portion of the Nonqualified Options to be forfeited. If a Nonqualified Option holder ceases to be employed by the Company or any of its subsidiaries by reason of death, any unvested Nonqualified Options shall accelerate and become exercisable.

Item 8.01    Other Events.

Attached to this report as Exhibit 23.1 is a consent of Forrest A. Garb & Associates, Inc., the Company’s independent petroleum engineers, consenting to the use of its reserve report for certain assets acquired from Bamco Gas, LLC in the Company’s Registration Statements on Form S-3 (Nos. 333-186076 and 333-188361) and Registration Statement on Form S-8 (No. 333-186064). Attached as Exhibit 99.1 is the reserve report by Forrest A. Garb & Associates, Inc. as of December 10, 2012.

Attached to this report as Exhibit 23.2 is a consent of Joe C. Neal & Associates, Cross Border’s independent petroleum engineers, consenting to the use of its reserve report for Cross Border in the Company’s Registration Statements on Form S-3 (Nos. 333-186076 and 333-188361) and Registration Statement on Form S-8 (No. 333-186064). Attached as Exhibit 99.2 is the reserve report by Joe C. Neal & Associates as of December 31, 2012.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement

10.2	Form of Nonqualified Stock Option Agreement

23.1	Consent of Forrest A. Garb & Associates, Inc.

23.2	Consent of Joe C. Neal & Associates

99.1	Reserve report of Forrest A. Garb & Associates, Inc. as of December 10, 2012

99.2	Reserve report of Joe C. Neal & Associates as of December 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 3, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement

10.2	Form of Nonqualified Stock Option Agreement

23.1	Consent of Forrest A. Garb & Associates, Inc.

23.2	Consent of Joe C. Neal & Associates

99.1	Reserve report of Forrest A. Garb & Associates, Inc. as of December 10, 2012

99.2	Reserve report of Joe C. Neal & Associates as of December 31, 2012